UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 17, 2011

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut	06095
(Address of Principal Executive Offices)	(Zip Code)

(860) 298-9692
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers.

As of November 17, 2011, Mr. Sherwood L. Boehlert retired from our Board of Directors after four years of service.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders held on November 17, 2011, our shareholders voted on four matters: (1) the election of seven directors; (2) an advisory vote on executive compensation; (3) an advisory vote on the frequency of future advisory votes on executive compensation; and, (4) ratification of the Board's appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ended June 30, 2012. The record date for determining those shareholders entitled to vote at the Annual Meeting was October 10, 2011. On that date, the Company had 27,812,758 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The final voting results were as follows:

1.	The election of the following directors for a one-year term or until his successor is duly elected and qualified:

Name of Director	For	Withheld
Friedrich K. M. Bohm	19,714,312	3,209,941
F. Thomas Casey	22,715,636	208,617
Stephen M. Duff	19,638,274	3,240,979
Richard H. Grogan	22,722,735	201,518
Robert W. Harvey	10,714,413	3,209,840
Christopher P. Vincze	22,716,312	207,941
Dennis E. Welch	19,714,413	3,209,840

2.	An advisory vote to approve the compensation paid to the Company's Executive Officers as disclosed in the Company's Proxy Statement.

FOR        AGAINST        ABSTAIN        BROKER NON-VOTES

22,237,319         573,468             23,466              2,557,325

3.	An advisory vote on the frequency of future advisory votes on the executive compensation.

ONE YEAR        TWO YEARS        THREE YEARS     ABSTAIN    BROKER NON-VOTES

7,750,868        38,870            14,993,376     141,390     2,557,325

4.	The ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2012.

FOR        AGAINST        ABSTAIN

25,442,236         4,000             35,339

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2011            TRC Companies, Inc.

By:    /s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer